Exhibit 1

              Consent of Morgan Grenfell Asset Management Limited


          The undersigned agrees that the Schedule 13G executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  November 6, 1998



                                 MORGAN GRENFELL ASSET
                                   MANAGEMENT LIMITED



                                 By:/s/Willie Slattery
                                    -----------------------
                                 Name:   Willie Slattery
                                 Title:  Head of Business Risk